Exhibit 4.1

NUMBER                                                                  SHARES


              Incorporated under the laws of the State of Delaware

                                SAMDREW III, INC.

                    Total Authorized Issue 50,000,000 Shares

40,000,000 Shares Par Value $.0001 each         10,000,000 Shares Par Value $.0001 each
Common Stock                                    Preferred Stock


                                                             See Reverse for
                                                             Certain Definitions

                                    Specimen


This is to certify that ____________________is the owner of

      Fully Paid and Non-Assessable  Shares of Common Stock of Samdrew III, Inc.


transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.



Dated:


___________________________                  ______________________________
Secretary                                            President